Exhibit 10.2
Document C132™ - 2009

Standard Form of Agreement Between Owner and Construction Manager as
Adviser

AGREEMENT made as of the 24th day of September in the year 2014 (In words, indicate day, month and year.)	ADDITIONS AND DELETIONS:

The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AIA text.

BETWEEN the Owner: (Name, legal status, address and other information)

GLP Capital, L.P. 825 Berkshire Boulevard Suite 400 Wyomissing, PA 19610

and the Construction Manager: (Name, legal status, address and other information)

CB Consulting Group, LLC 308 Sunshine Road Reading, PA 19601

for the following Project: (Name, location and detailed description)	This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

WPC Project: 845 845 Berkshire Boulevard Wyomissing, PA 19610
This document is intended to be used in conjunction with AIA Documents A232™-2009, Standard Form of Agreement Between Owner and Contractor, Construction Manager as Adviser Edition; A232™-2009,General Conditions of the Contract for Construction, Construction Manager as Adviser Edition; and B132™-2009, Standard Form of Agreement Between Owner and Architect, Construction Manager as Adviser Edition.

The Architect: (Name, legal status, address and other information)

Architectural Concepts, PC, Professional Corporation The Grimmet Mansion 626 West Lincoln Highway Exton, PA 19341 Telephone Number: 610.518.1596 Fax Number: 610.873.1587
AIA Document A232™-2009 is adopted in this document by reference. Do not use with other general conditions unless this document is modified.
The Owner and Construction Manager agree as follows.

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AIA Document C132™-2009,(formerly B801™ CMa -1992). Copyright © 1973,1980,1992 and 2009 by the American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law.   This document was produced by AIA software at 17:56:43 on 09/24/2014 under Order No. 7908820585_1 which expires on 06/13/2015, and is not for resale.
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TABLE OF ARTICLES

1    INITIAL INFORMATION

2    CONSTRUCTION MANAGER’S RESPONSIBILITIES

3    SCOPE OF CONSTRUCTION MANAGER'S BASIC SERVICES

4    ADDITIONAL SERVICES

5    OWNER'S RESPONSIBILITIES

6    COST OF THE WORK

7    COPYRIGHTS AND LICENSES

8    CLAIMS AND DISPUTES

9    TERMINATION OR SUSPENSION

10    MISCELLANEOUS PROVISIONS

11    COMPENSATION

12    SPECIAL TERMS AND CONDITIONS

13    SCOPE OF AGREEMENT

ARTICLE 1 INITIAL INFORMATION
§ 1.1 This Agreement is based on the Initial Information set forth in this Section 1.1.
(Paragraph deleted)
§ 1.1.1 The Project scope includes the core and shell of a new building located at 845 Berkshire Boulevard, Wyomissing, PA 19610. The design is complete and construction has already commenced. The Contractor has been working on the Project under a written agreement (and associated Control Budget) that will be terminated simultaneously with the execution of this Agreement and the Contractor and Owner will be entering into a written agreement covering the Work remaining for the Project whereby the Owner will pay the Contractor on the basis of the cost of the work, plus the Contractor's fee, subject to a guaranteed maximum price. The Owner's budget and scheduled completion date have already been set. The Owner's budget is equal to the guaranteed maximum price specified in the agreement between the Owner and the Contractor, plus the Construction Manager's Fee specified in this Agreement. Likewise, the Owner's schedule is specified in the agreement between the Owner and the Contractor.

The Construction Manager acknowledges that it has reviewed the agreement between the Owner and the Contractor, including the general conditions (A232-2009, as amended) of that agreement, and is familiar with the terms of that agreement, including, but not limited to, the guaranteed maximum price and the required completion date.

§ 1.1.2 The Owner identifies the following representative in accordance with Section 5.4:
(List name, address and other information.)

Peter M. Carlino
825 Berkshire Boulevard
Suite 400
Wyomissing, PA 19610

§ 1.1.3 The Construction Manager identifies the following representative in accordance with Section 2.4:

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AIA Document C132™-2009,(formerly B801™ CMa -1992). Copyright © 1973,1980,1992 and 2009 by the American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law.   This document was produced by AIA software at 17:56:43 on 09/24/2014 under Order No. 7908820585_1 which expires on 06/13/2015, and is not for resale.
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(List name, address and other information.)

David Binder
875 Berkshire Boulevard
Suite 102
Wyomissing, PA 19610

§ 1.1.4 The Construction Manager's staffing plan as required under Section 3.3.2 shall include:
(List any specific requirements and personnel to be included in the staffing plan, if known.)

(Paragraphs deleted) David Binder - Construction Manager's on-site representative.

(Paragraphs deleted)
§ 1.2 The Owner and Construction Manager may rely on the Initial Information. Both parties, however, recognize that such information may materially change and, in that event, the Owner and the Construction Manager shall appropriately adjust the schedules, the Construction Manager's services and the Construction Manager's compensation.

§ 1.2 Any reference in this Agreement similar to "A232" or "General Conditions" refers to the modified version of AIA Document A232-2009, General Conditions of the Contract for Construction, Construction Manager as Advisor Edition, which is attached to the agreement between the Owner and the Contractor as Exhibit I.

ARTICLE 2 CONSTRUCTION MANAGER'S RESPONSIBILITIES
§ 2.1 The Construction Manager shall provide the services as set forth in this Agreement.

§ 2.2 The Construction Manager shall perform its services consistent with the skill and care ordinarily provided by construction managers practicing in the same or similar locality under the same or similar circumstances. The Construction Manager shall perform its services as expeditiously as is consistent with such skill and care and the orderly progress of the Project.

§ 2.3 The Construction Manager shall provide its services in conjunction with the services of the Architect. The
Construction Manager shall not be responsible for actions taken by the Architect.

§ 2.4 The Construction Manager shall identify a representative authorized to act on behalf of the Construction
Manager with respect to the Project.

§ 2.5 Except with the Owner's knowledge and consent, the Construction Manager shall not engage in any activity, or accept any employment, interest or contribution that would reasonably appear to compromise the Construction Manager's judgment with respect to this Project.

§ 2.6 Upon request from the Owner, the Construction Manager shall provide evidence of adequate liability and
Worker's Compensation insurance coverage.

(Paragraphs deleted)
ARTICLE 3 SCOPE OF CONSTRUCTION MANAGER'S BASIC SERVICES
§ 3.1 Definition
The Construction Manager's Basic Services consist of those described in Sections 3.2 and 3.3 and include usual and customary construction coordination and scheduling, constructability review, cost estimating, and allocation of construction activities among Contractors.

§ 3.2 Preconstruction Phase

INTENTIONALLY OMITTED.

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AIA Document C132™-2009,(formerly B801™ CMa -1992). Copyright © 1973,1980,1992 and 2009 by the American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law.   This document was produced by AIA software at 17:56:43 on 09/24/2014 under Order No. 7908820585_1 which expires on 06/13/2015, and is not for resale.
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(Paragraphs deleted)
§ 3.3 Construction Phase Administration of the Construction Contract
§ 3.3.1 The Construction Manager's responsibility to provide Construction Phase Services commences with the award of the initial Contract for Construction and terminates on the date the Architect issues the final Certificate for Payment.

§ 3.3.2 The Construction Manager shall provide on-site administration of the Contracts for Construction in cooperation with the Architect as set forth below and in AIA Document A232™-2009, General Conditions of the Contract for Construction, Construction Manager as Adviser Edition.

§ 3.3.3 The Construction Manager shall provide administrative, management and related services to coordinate scheduled activities and responsibilities of the Contractors with each other and with those of the Construction Manager, the Owner and the Architect. The Construction Manager shall coordinate the activities of the Contractors in accordance with the latest approved Project schedule and the Contract Documents.

§ 3.3.4 Utilizing the construction schedules provided by the Contractors, the Construction Manager shall prepare and update the Project schedule, incorporating the activities of the Owner, Architect, and Contractors on the Project, including activity sequences and durations, allocation of labor and materials, processing of Shop Drawings, Product Data and Samples, and delivery and procurement of products, including those that must be ordered well in advance of construction. The Project schedule shall include the Owner's occupancy requirements showing portions of the Project having occupancy priority. The Construction Manager shall update and reissue the Project schedule as required to show current conditions. If an update indicates that the previously approved Project schedule may not be met, the Construction Manager shall recommend corrective action, if any, to the Owner and Architect.

§ 3.3.5 The Construction Manager shall schedule and conduct meetings to discuss such matters as procedures, progress, coordination, and scheduling of the Work. The Construction Manager shall prepare and promptly distribute minutes to the Owner, Architect and Contractors.

§ 3.3.6 Utilizing information from the Contractors, the Construction Manager shall schedule and coordinate the sequence of construction and assignment of space in areas where the Contractors are performing Work, in accordance with the Contract Documents and the latest approved Project schedule.

§ 3.3.7 The Construction Manager shall use its best efforts to obtain satisfactory performance from each of the Contractors. The Construction Manager shall recommend courses of action to the Owner when requirements of a Contract are not being fulfilled.

§ 3.3.8 The Construction Manager shall monitor and evaluate actual costs for activities in progress and estimates for uncompleted tasks and advise the Owner and Architect as to variances between actual and budgeted or estimated costs. If the Contractor is required to submit a Control Estimate, the Construction Manager shall meet with the Owner and Contractor to review the Control Estimate. The Construction Manager shall promptly notify the Contractor if there are any inconsistencies or inaccuracies in the information presented. The Construction Manager shall also report the Contractor's cost control information to the Owner.

§ 3.3.9 The Construction Manager shall develop cash flow reports and forecasts for the Project.

(Paragraph deleted)
§ 3.3.10.1 The Construction Manager shall develop and implement procedures for the review and processing of
Applications for Payment by Contractors for progress and final payments.

§ 3.3.10.2 Not more frequently than monthly, the Construction Manager shall review and certify the amounts due the respective Contractors as follows:
.1    Where there is only one Contractor responsible for performing the Work, the Construction Manager shall, within seven days after the Construction Manager receives the Contractor's Application for Payment, review the Application, certify the amount the Construction Manager determines is due the Contractor, and forward the Contractor's Application and Certificate for Payment to the Architect.

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AIA Document C132™-2009,(formerly B801™ CMa -1992). Copyright © 1973,1980,1992 and 2009 by the American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law.   This document was produced by AIA software at 17:56:43 on 09/24/2014 under Order No. 7908820585_1 which expires on 06/13/2015, and is not for resale.
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§ 3.3.10.3 The Construction Manager's certification for payment shall constitute a representation to the Owner, based on the Construction Manager's evaluations of the Work and on the data comprising the Contractors' Applications for Payment, that, to the best of the Construction Manager's knowledge, information and belief, the Work has progressed to the point indicated and the quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to correction of minor deviations from the Contract Documents prior to completion and to specific qualifications expressed by the Construction Manager. The issuance of a Certificate for Payment shall further constitute a recommendation to the Architect and Owner that the Contractor be paid the amount certified.

§ 3.3.10.4 The certification of an Application for Payment or a Project Application for Payment by the Construction Manager shall not be a representation that the Construction Manager has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work; (2) reviewed construction means, methods, techniques, sequences for the Contractor's own Work, or procedures; (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor's right to payment; or (4) ascertained how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

§ 3.3.11 The Construction Manager shall review the safety programs developed by each of the Contractors solely and exclusively for purposes of coordinating the safety programs with those of the other Contractors and for making recommendations to the Owner for any safety programs not included in the Work of the Contractors. The Construction Manager's responsibilities for coordination of safety programs shall not extend to direct control over or charge of the acts or omissions of the Contractor, Contractors, Subcontractors, agents or employees of the Contractors or Contractors or Subcontractors, or any other persons performing portions of the Work and not directly employed by the Construction Manager.

§ 3.3.12 The Construction Manager shall determine in general that the Work of each Contractor is being performed in accordance with the requirements of the Contract Documents and notify the Owner, Contractor and Architect of defects and deficiencies in the Work. The Construction Manager shall have the authority to reject Work that does not conform to the Contract Documents and shall notify the Architect about the rejection. The failure of the Construction Manager to reject Work shall not constitute the acceptance of the Work. The Construction Manager shall record any rejection of Work in its daily log and include information regarding the rejected Work in its progress reports to the Architect and Owner pursuant to Section 3.3.17.1. Upon written authorization from the Owner, the Construction Manager may require and make arrangements for additional inspection or testing of the Work in accordance with the provisions of the Contract Documents, whether or not such Work is fabricated, installed or completed, and the Construction Manager shall give timely notice to the Architect of when and where the tests and inspections are to be made so that the Architect may be present for such procedures.

(Paragraphs deleted)
§ 3.3.13 The Construction Manager shall advise and consult with the Owner and Architect during the performance of its Construction Phase Services. The Construction Manager shall have authority to act on behalf of the Owner only to the extent provided in this Agreement. The Construction Manager shall not have control over, charge of, or responsibility for the construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work of each of the Contractors, since these are solely the Contractor's rights and responsibilities under the Contract Documents. The Construction Manager shall not be responsible for a Contractor's failure to perform the Work in accordance with the requirements of the Contract Documents. The Construction Manager shall be responsible for the Construction Manager's negligent acts or omissions, but shall not have control over or charge of, and shall not be responsible for, acts or omissions of the Contractor or Contractors, Subcontractors, or their agents or employees, or any other persons or entities performing portions of the Work.

§ 3.3.14 The Construction Manager shall transmit to the Architect requests for interpretations and requests for information of the meaning and intent of the Drawings and Specifications with its written recommendation, and assist in the resolution of questions that may arise.
§ 3.3.15 The Construction Manager shall review requests for changes, assist in negotiating Contractors' proposals, submit recommendations to the Architect and Owner, and, if they are accepted, prepare Change Orders and Construction Change Directives that incorporate the Architect's modifications to the Contract Documents.

§ 3.3.16 The Construction Manager shall assist in the review, evaluation and documentation of Claims.

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AIA Document C132™-2009,(formerly B801™ CMa -1992). Copyright © 1973,1980,1992 and 2009 by the American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law.   This document was produced by AIA software at 17:56:43 on 09/24/2014 under Order No. 7908820585_1 which expires on 06/13/2015, and is not for resale.
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§ 3.3.17 The Construction Manager, if requested by Owner, shall keep a daily log containing a record of weather, each Contractor's Work on the site, time work started, time work stopped, number of workers, identification of equipment, Work accomplished, problems encountered, and other similar relevant data as the Owner may require.

§ 3.3.17.1 The Construction Manager shall record the progress of the Project. On a monthly basis, or otherwise as agreed to by the Owner, the Construction Manager shall submit written progress reports to the Owner and Architect, showing percentages of completion and other information identified below:
.1 Work completed for the period;
.2 Project schedule status;
.3 Submittal schedule and status report, including a summary of remaining and outstanding submittals;
.4 Request for information, Change Order, and Construction Change Directive status reports;
.5 Tests and inspection reports;
.6 Status report of nonconforming and rejected Work;
.7 Daily logs;
.8 Summary of all Contractors' Applications for Payment;
.9 Cumulative total of the Cost of the Work to date including the Construction Manager's compensation and reimbursable expenses at the job site, if any;
.10 Cash-flow and forecast reports; and
.11 Any other items the Owner may reasonably require.

§ 3.3.17.2 In addition, for Projects constructed on the basis of the Cost of the Work, the Construction Manager shall include the following additional information in its progress reports:
.1 Contractor's work force report;
.2 Equipment utilization report;
.3 Cost summary, comparing actual costs to updated cost estimates; and
.4 Any other items as the Owner may reasonably require.

§ 3.3.18 Utilizing the documents provided by the Contractor, the Construction Manager shall maintain at the site one copy of all Contracts, Drawings, Specifications, addenda, Change Orders and other Modifications, in good order and marked currently to record all changes and selections made during construction, and in addition, approved Shop Drawings, Product Data, Samples and similar required submittals.

§ 3.3.19 The Construction Manager shall arrange for the delivery, storage, protection and security of
Owner-purchased materials, systems and equipment that are a part of the Project until such items are incorporated into the Work.

§ 3.3.20 With the Architect and the Owner's maintenance personnel, the Construction Manager shall observe the Contractor's or Contractors' final testing and start-up of utilities, operational systems and equipment and observe any commissioning as the Contract Documents may require.

(Paragraphs deleted)
§ 3.3.21 When the Construction Manager considers each Contractor's Work or a designated portion thereof is substantially complete, the Construction Manager shall, jointly with the Contractor, prepare for the Architect a list of incomplete or unsatisfactory items and a schedule for their completion. The Construction Manager shall assist the Architect in conducting inspections to determine whether the Work or designated portion thereof is substantially complete.
§ 3.3.22 When the Work or designated portion thereof is substantially complete, the Construction Manager shall prepare, and the Construction Manager and Architect shall execute, a Certificate of Substantial Completion. The Construction Manager shall submit the executed Certificate to the Owner and Contractor. The Construction Manager shall coordinate the correction and completion of the Work. Following issuance of a Certificate of Substantial Completion of the Work or a designated portion thereof, the Construction Manager shall evaluate the completion of the Work of the Contractor or Contractors and make recommendations to the Architect when Work is ready for final inspection. The Construction Manager shall assist the Architect in conducting final inspections.

§ 3.3.23 If requested by the Owner, the Construction Manager shall forward to the Owner, with a copy to the Architect, the following information received from the Contractor or Contractors: (1) certificates of insurance received

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AIA Document C132™-2009,(formerly B801™ CMa -1992). Copyright © 1973,1980,1992 and 2009 by the American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law.   This document was produced by AIA software at 17:56:43 on 09/24/2014 under Order No. 7908820585_1 which expires on 06/13/2015, and is not for resale.
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from the Contractor or Contractors; (2) consent of surety or sureties, if any, to reduction in or partial release of retainage or the making of final payment; (3) affidavits, receipts, releases and waivers of liens or bonds indemnifying the Owner against liens; and (4) any other documentation required of the Contractor under the Contract Documents, including warranties and similar submittals.

§ 3.3.24 The Construction Manager shall deliver all keys, manuals, record drawings and maintenance stocks to the Owner. The Construction Manager shall forward to the Architect a final Project Application for Payment and Project Certificate for Payment or final Application for Payment and final Certificate for Payment upon the Contractor's compliance with the requirements of the Contract Documents.

§ 3.3.25 Duties, responsibilities and limitations of authority of the Construction Manager as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner and Construction Manager. Consent shall not be unreasonably withheld.

§ 3.3.26 Upon request of the Owner, and prior to the expiration of one year from the date of Substantial Completion, the Construction Manager shall, without additional compensation, conduct a meeting with the Owner to review the facility operations and performance.

ARTICLE 4 ADDITIONAL SERVICES
INTENTIONALLY OMITTED

Services	Responsibility (Construction Manager, Owner or Not Provided)	Location of Service Description (Section 4.2 below or in an exhibit attached to this document and identified below)
Intentionally omitted

(Paragraphs deleted) (Table deleted) (Paragraphs deleted)
ARTICLE 5 OWNER'S RESPONSIBILITIES
§ 5.1 Unless otherwise provided for under this Agreement, the Owner shall provide information in a timely manner regarding requirements for and limitations on the Project, including the Owner's program, other objectives, schedule,constraints and criteria, special equipment, systems, and site requirements. Within 15 days after receipt of a written request from the Construction Manager, the Owner shall furnish the requested information as necessary and relevant for the Construction Manager to evaluate, give notice of, or enforce any lien rights, if any.

§ 5.2 The Owner has established the Owner's budget for the Project, which is the Guaranteed Maximum Price established in the agreement between the Owner and the Contractor, plus the Construction Manager's fee.

§ 5.3 The Owner has retained an Architect to provide services, duties and responsibilities for the Project. If requested in writing by the Construction Manager, the Owner shall provide the Construction Manager a copy of the executed agreement between the Owner and Architect, and any further modifications to the agreement.

§ 5.4 The Owner shall identify a representative authorized to act on the Owner's behalf with respect to the Project. The Owner shall render decisions pertaining to documents the Construction Manager submits in a timely manner in order to avoid unreasonable delay in the orderly and sequential progress of the Construction Manager's services.

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AIA Document C132™-2009,(formerly B801™ CMa -1992). Copyright © 1973,1980,1992 and 2009 by the American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law.   This document was produced by AIA software at 17:56:43 on 09/24/2014 under Order No. 7908820585_1 which expires on 06/13/2015, and is not for resale.
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§ 5.5 Unless provided by the Construction Manager, and to the extent in the possession of the Owner, the Owner shall furnish surveys to describe physical characteristics, legal limitations and utility locations for the site of the Project, and a written legal description of the site. The surveys and legal information may include, as applicable, grades and lines of streets, alleys, pavements and adjoining property and structures; designated wetlands; adjacent drainage; rights-of-way, restrictions, easements, encroachments, zoning, deed restrictions, boundaries and contours of the site; locations, dimensions and necessary data with respect to existing buildings, other improvements and trees; and information concerning available utility services and lines, both public and private, above and below grade, including inverts and depths. All the information on the survey shall be referenced to a Project benchmark.

§ 5.6 Unless provided by the Construction Manager, and to the extent required for the Work, the Owner shall furnish services of geotechnical engineers, which may include but are not limited to test borings, test pits, determinations of soil bearing values, percolation tests, evaluations of hazardous materials, seismic evaluation, ground corrosion tests and resistivity tests, including necessary operations for anticipating subsoil conditions, with written reports and appropriate recommendations.

§ 5.7 The Owner shall coordinate the services of its own consultants with those services provided by the Construction Manager. Upon the Construction Manager's request, the Owner shall furnish copies of the scope of services in the contracts between the Owner and the Owner's consultants. The Owner shall furnish the services of consultants other than those designated in this Agreement, or authorize the Construction Manager to furnish them as an Additional Service, when the Construction Manager requests such services in writing and demonstrates that they are required by the scope of the Project. The Owner shall require that its consultants maintain professional liability insurance and other liability insurance as appropriate to the services provided.

§ 5.8 The Owner shall furnish tests, inspections and reports required by law or the Contract Documents, such as structural, mechanical, and chemical tests, tests for air and water pollution, and tests for hazardous materials.

§ 5.9 The Owner shall furnish all legal, insurance and accounting services, including auditing services, that may be reasonably necessary at any time for the Project to meet the Owner's needs and interests.

§ 5.10 The Owner shall provide prompt written notice to the Construction Manager and Architect if the Owner becomes aware of any fault or defect in Project, including errors, omissions or inconsistencies in the Architect's Instruments of Service or any fault or defect in the Construction Manager's services.

§ 5.11 The Owner reserves the right to perform construction and operations related to the Project with the Owner's own forces, and to award contracts in connection with the Project which are not part of the Construction Manager's responsibilities under this Agreement. The Construction Manager shall notify the Owner if any such independent action will interfere with the Construction Manager's ability to perform the Construction Manager's responsibilities under this Agreement. When performing construction or operations related to the Project, the Owner agrees to be subject to the same obligations and to have the same rights as the Contractors.

§ 5.12 Except as otherwise provided in this Agreement, or when direct communications have been specially authorized, the Owner shall endeavor to communicate with the Contractor and the Construction Manager's consultants through the Construction Manager about matters arising out of or relating to the Contract Documents. The Owner shall promptly notify the Construction Manager of any direct communications that may affect the Construction Manager's services.

§ 5.13 Before executing the Contract for Construction, the Owner shall coordinate the Construction Manager's duties and responsibilities set forth in the Contract for Construction with the Construction Manager's services set forth in this Agreement. The Owner shall provide the Construction Manager a copy of the executed agreements between the Owner and Contractors, including the General Conditions of the Contracts for Construction.

§ 5.14 The Owner shall provide the Construction Manager access to the Project site and shall obligate the Contractor to provide the Construction Manager access to the Work wherever it is in preparation or progress.

(Paragraph deleted)

Init. /
AIA Document C132™-2009,(formerly B801™ CMa -1992). Copyright © 1973,1980,1992 and 2009 by the American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law.   This document was produced by AIA software at 17:56:43 on 09/24/2014 under Order No. 7908820585_1 which expires on 06/13/2015, and is not for resale.
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ARTICLE 6 COST OF THE WORK
§ 6.1 For purposes of this Agreement, the Cost of the Work shall be the total cost to the Owner to construct all elements of the Project designed or specified by the Architect and shall include the contractors' costs, fee, general conditions costs, overhead and profit. The Cost of the Work is subject to the Guaranteed Maximum Price specified in the agreement between the Owner and Contractor, which is identified in Article 1 of this Agreement. The Cost of the Work does not include the compensation of the Construction Manager and Construction Manager's Consultants. The Cost of the Work does not include the compensation of the Architect, the costs of the land, rights-of-way, financing, contingencies for changes in the Work or other costs that are the responsibility of the Owner.

§ 6.2 The Owner's budget for the Cost of the Work is provided in Initial Information, and may be adjusted throughout the Project as required. Evaluations of the Owner's budget, preliminary estimates for the Cost of the Work and detailed estimates of the Cost of the Work prepared by the Construction Manager represent the Construction Manager's judgment as a person or entity familiar with the construction industry. It is recognized, however, that neither the Construction Manager nor the Owner has control over the cost of labor, materials or equipment, over Contractors' methods of determining bid prices, or over competitive bidding, market or negotiating conditions. Accordingly, the Construction Manager cannot and does not warrant or represent that bids or negotiated prices will not vary from the budget proposed, established or approved by the Owner, or from any cost estimate or evaluation prepared by the Construction Manager.

(Paragraphs deleted)
ARTICLE 7 COPYRIGHTS AND LICENSES
The Construction Manager and the Construction Manager's consultants, if any, shall not own or claim a copyright in the Instruments of Service. The Construction Manager, the Construction Manager's consultants, if any, and the Owner warrant that in transmitting Instruments of Service, or any other information, the transmitting party is the copyright owner of such information or has permission from the copyright owner to transmit such information for its use on the Project. If the Owner and Construction Manager intend to transmit Instruments of Service or any other information or documentation in digital form, they shall endeavor to establish necessary protocols governing such transmissions.

ARTICLE 8 CLAIMS AND DISPUTES
§ 8.1 General
§ 8.1.1 The Owner and Construction Manager shall commence all claims and causes of action, whether in contract, tort, or otherwise, against the other arising out of or related to this Agreement in accordance with the requirements of the method of binding dispute resolution selected in this Agreement within the period specified by applicable law, but in any case not more than 10 years after the date of Substantial Completion of the Work. The Owner and Construction Manager waive all claims and causes of action not commenced in accordance with this Section 8.1.1.

§ 8.1.2 To the extent damages are covered by property insurance, the Owner and Construction Manager waive all rights against each other and against the contractors, consultants, agents and employees of the other for damages, except such rights as they may have to the proceeds of such insurance as set forth in AJA Document A232-2009, General Conditions of the Contract for Construction. The Owner or the Construction Manager, as appropriate, shall require of the contractors, consultants, agents and employees of any of them similar waivers in favor of the other parties enumerated herein.

§ 8.1.3 The Construction Manager shall indemnify and hold the Owner and the Owner's officers and employees harmless from and against damages, losses and judgments arising from claims by third parties, including reasonable attorneys' fees and expenses recoverable under applicable law, but only to the extent they are caused by the negligent acts or omissions of the Construction Manager, its employees and its consultants in the performance of professional services under this Agreement. The Construction Manager's duty to indemnify the Owner under this provision shall be limited to the available proceeds of insurance coverage.

§ 8.1.4 The Construction Manager and Owner waive consequential damages for claims, disputes or other matters in question arising out of or relating to this Agreement. This mutual waiver is applicable, without limitation, to all consequential damages due to either party's termination of this Agreement, except as specifically provided in Section
9.7.

§ 8.2 Mediation

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§ 8.2.1 Any claim, dispute or other matter in question arising out of or related to this Agreement shall be subject to mediation as a condition precedent to binding dispute resolution. If such matter relates to or is the subject of a lien arising out of the Construction Manager's services, the Construction Manager may proceed in accordance with applicable law to comply with the lien notice or filing deadlines prior to resolution of the matter by mediation or by binding dispute resolution.

§ 8.2.2 The Owner and Construction Manager shall endeavor to resolve claims, disputes and other matters in question between them by mediation which, unless the parties mutually agree otherwise, shall be administered by the American Arbitration Association in accordance with its Construction Industry Mediation Procedures in effect on the date of the Agreement. A request for mediation shall be made in writing, delivered to the other party to the Agreement, and filed with the person or entity administering the mediation. The request may be made concurrently with the filing of a complaint or other appropriate demand for binding dispute resolution but, in such event, mediation shall proceed in advance of binding dispute resolution proceedings, which shall be stayed pending mediation for a period of 60 days from the date of filing, unless stayed for a longer period by agreement of the parties or court order. If an arbitration proceeding is stayed pursuant to this section, the parties may nonetheless proceed to the selection of the arbitrator(s) and agree upon a schedule for later proceedings.

§ 8.2.3 The parties shall share the mediator's fee and any filing fees equally. The mediation shall be held in the place where the Project is located, unless another location is mutually agreed upon. Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction thereof.

§ 8.2.4 If the parties do not resolve a dispute through mediation pursuant to this Section 8.2, the method of binding dispute resolution shall be the following:
(Check the appropriate box. If the Owner and Construction Manager do not select a method of binding dispute resolution below, or do not subsequently agree in writing to a binding dispute resolution method other than litigation, the dispute will be resolved in a court of competent jurisdiction.)

[ X ]    Arbitration pursuant to Section 8.3 of this Agreement

[ ]    Litigation in a court of competent jurisdiction

[ ]    Other: (Specify)

§ 8.3 Arbitration
§ 8.3.1 If the parties have selected arbitration as the method for binding dispute resolution in this Agreement any claim, dispute or other matter in question arising out of or related to this Agreement subject to, but not resolved by, mediation shall be subject to arbitration which, unless the parties mutually agree otherwise, shall be administered by the American Arbitration Association in accordance with its Construction Industry Arbitration Rules in effect on the date of the Agreement. A demand for arbitration shall be made in writing, delivered to the other party to this Agreement, and filed with the person or entity administering the arbitration.

§ 8.3.1.1 A demand for arbitration shall be made no earlier than concurrently with the filing of a request for mediation, but in no event shall it be made after the date when the institution of legal or equitable proceedings based on the claim, dispute or other matter in question would be barred by the applicable statute of limitations. For statute of limitations purposes, receipt of a written demand for arbitration by the person or entity administering the arbitration shall constitute the institution of legal or equitable proceedings based on the claim, dispute or other matter in question.

§ 8.3.2 The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by parties to this Agreement shall be specifically enforceable in accordance with applicable law in any court having jurisdiction thereof.

§ 8.3.3 The award rendered by the arbitrator(s) shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

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AIA Document C132™-2009,(formerly B801™ CMa -1992). Copyright © 1973,1980,1992 and 2009 by the American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law.   This document was produced by AIA software at 17:56:43 on 09/24/2014 under Order No. 7908820585_1 which expires on 06/13/2015, and is not for resale.
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§ 8.3.4 Consolidation or Joinder
§ 8.3.4.1 Any arbitration arising out of or relating to the Agreement between the Construction Manager and the Owner or the Construction Manager's performance of its duties may include, by consolidation, joinder, or any other manner, any person or entity not a party to the Agreement under which such arbitration arises, provided that the consolidation or joinder involves issues or disputes related to the Project. The Owner and Construction Manager hereby consent to such joinder.

(Paragraphs deleted)
ARTICLE 9 TERMINATION OR SUSPENSION
§ 9.1 If the Owner fails to make payments to the Construction Manager in accordance with this Agreement, such failure shall be considered substantial nonperformance and cause for termination or, at the Construction Manager's option, cause for suspension of performance of services under this Agreement. If the Construction Manager elects to suspend services, the Construction Manager shall give fifteen days' written notice to the Owner before suspending services. In the event of a suspension of services, the Construction Manager shall have no liability to the Owner for delay or damage caused the Owner because of such suspension of services. Before resuming services, the Construction Manager shall be paid all sums due prior to suspension and any expenses incurred in the interruption and resumption of the Construction Manager's services. The Construction Manager's fees for the remaining services and the time schedules shall be equitably adjusted.

§ 9.2 If the Owner suspends the Project, the Construction Manager shall be compensated for services performed prior to notice of such suspension. When the Project is resumed, the Construction Manager shall be compensated for expenses incurred in the interruption and resumption of the Construction Manager's services. The Construction Manager's fees for the remaining services and the time schedules shall be equitably adjusted.

§ 9.3 If the Owner suspends the Project for more than 120 consecutive days for reasons other than the fault of the Construction Manager, the Construction Manager may terminate this Agreement by giving not less than seven days' written notice.

§ 9.4 Either party may terminate this Agreement upon not less than seven days' written notice should the other party fail substantially to perform in accordance with the terms of this Agreement through no fault of the party initiating the termination.

§ 9.5 The Owner may terminate this Agreement upon not less than seven days' written notice to the Construction
Manager for the Owner's convenience and without cause.

§ 9.6 In the event of termination not the fault of the Construction Manager, the Construction Manager shall be compensated for services performed prior to termination, together with Reimbursable Expenses then due and all Termination Expenses as defined in Section 9.7.

§ 9.7 Termination Expenses are in addition to compensation for the Construction Manager's services and include expenses directly attributable to termination for which the Construction Manager is not otherwise compensated. Termination Expenses shall not include the Construction Manager's anticipated profit on the value of the services not performed by the Construction Manager, as set forth below.

§ 9.7.1 In the event of termination for the Owner's convenience after commencement of construction, the Construction Manager shall be entitled to receive payment for services performed and costs incurred by reason of such termination. The Construction Manager shall not be entitled to overhead and profit on services not completed during the Construction Phase.

(Paragraph deleted)

ARTICLE 10 MISCELLANEOUS PROVISIONS
§ 10.1 This Agreement shall be governed by the law of the place where the Project is located, except that if the parties have selected arbitration as the method of binding dispute resolution, the Federal Arbitration Act shall govern
Section 8.3.

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§ 10.2 Terms in this Agreement shall have the same meaning as those in AIA Document A232-2009, General Conditions of the Contract for Construction, except for purposes of this Agreement, the term "Work" shall include the work of all Contractors under the administration of the Construction Manager.

§ 10.3 The Owner and Construction Manager, respectively, bind themselves, their agents, successors, assigns and legal representatives to this Agreement. Neither the Owner nor the Construction Manager shall assign this Agreement without the written consent of the other, except that the Owner may assign this Agreement to a lender providing financing for the Project if the lender agrees to assume the Owner's rights and obligations under this Agreement.

§ 10.4 If the Owner requests the Construction Manager to execute certificates, the proposed language of such certificates shall be submitted to the Construction Manager for review at least 14 days prior to the requested dates of execution. If the Owner requests the Construction Manager to execute consents reasonably required to facilitate assignment to a lender, the Construction Manager shall execute all such consents that are consistent with this Agreement, provided the proposed consent is submitted to the Construction Manager for review at least 14 days prior to execution. The Construction Manager shall not be required to execute certificates or consents that would require knowledge, services or responsibilities beyond the scope of this Agreement.

§ 10.5 Nothing contained in this Agreement shall create a contractual relationship with or a cause of action in favor of a third party against either the Owner or Construction Manager.

§ 10.6 Unless otherwise required in this Agreement, the Construction Manager shall have no responsibility for the discovery, presence, handling, removal or disposal of, or exposure of persons to, hazardous materials or toxic substances in any form at the Project site.

§ 10.7 The Construction Manager shall have the right to include photographic or artistic representations of the design of the Project among the Construction Manager's promotional and professional materials. The Construction Manager shall be given reasonable access to the completed Project to make such representations. However, the Construction Manager's materials shall not include the Owner's confidential or proprietary. The Owner may provide professional credit for the Construction Manager in the Owner's promotional materials for the Project.

§ 10.8 If the Construction Manager or Owner receives information specifically designated by the other party as "confidential" or "business proprietary," the receiving party shall keep such information strictly confidential and shall not disclose it to any other person except to (1) its employees, (2) those who need to know the content of such information in order to perform services or construction solely and exclusively for the Project, or (3) its consultants and contractors whose contracts include similar restrictions on the use of confidential information.

ARTICLE 11 COMPENSATION
§ 11.1 For the Construction Manager's Basic Services described under Article 3, the Owner shall compensate the
Construction Manager as follows:

§ 11.1.1 For Construction Phase Services in Section 3.3:
(Insert amount of, or basis for, compensation, including stipulated sums, multiples or percentages.)

Three percent (3%) of the Cost of the Work, as defined in Article 6 of this Agreement.

(Paragraphs deleted)
§ 11.2
(Paragraphs deleted)
Payments to the Construction Manager

(Paragraphs deleted)
§ 11.2.1 Unless otherwise agreed, payments for services shall be made monthly in proportion to services performed and shall be calculated by multiplying the Construction Manager's Fee by the Cost of the Work incurred during the month for which payment is sought. Payments are due and payable within 30 days of the Owner receiving the Construction Manager's invoice. Amounts unpaid sixty (60) days after the invoice date shall bear interest at the rate entered below.

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AIA Document C132™-2009,(formerly B801™ CMa -1992). Copyright © 1973,1980,1992 and 2009 by the American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law.   This document was produced by AIA software at 17:56:43 on 09/24/2014 under Order No. 7908820585_1 which expires on 06/13/2015, and is not for resale.
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Prime Rate as published by the Wall Street Journal (U.S. Edition) on the date the payment was due.

§ 11.2.2 The Owner shall not withhold amounts from the Construction Manager's compensation to impose a penalty or liquidated damages on the Construction Manager, or to offset sums requested by or paid to Contractors for the cost of changes in the Work unless the Construction Manager agrees or has been found liable for the amounts in a binding dispute resolution proceeding.

(Paragraphs deleted)
(Table deleted)
ARTICLE 12 SPECIAL TERMS AND CONDITIONS
Special terms and conditions that modify this Agreement are as follows:

ARTICLE 13 SCOPE OF THE AGREEMENT
§ 13.1 This Agreement represents the entire and integrated agreement between the Owner and the Construction
Manager and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by written instrument signed by both Owner and Construction Manager.

§ 13.2 This Agreement is comprised of the following documents listed below:

.1 AIA Document Cl32™-2009, Standard Form Agreement Between Owner and Construction Manager as Adviser

(Paragraphs deleted)\
(Table deleted)

This Agreement is entered into as of the day and year first written above.

/s/ Steven T. Snyder	/s/ David A. Binder
OWNER (Signature)	CONSTRUCTION MANAGER (Signature)

Steven T. Snyder, SVP Development	David A. Binder, Member
(Printed name and title)	(Printed name and title)

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AIA Document C132™-2009,(formerly B801™ CMa -1992). Copyright © 1973,1980,1992 and 2009 by the American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law.   This document was produced by AIA software at 17:56:43 on 09/24/2014 under Order No. 7908820585_1 which expires on 06/13/2015, and is not for resale.
User Notes: (1632449335)

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